Exhibit 10.21

AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT (the “Loan Agreement”) is entered into as of April 23, 2010, between BANK OF THE WEST, a California banking corporation (hereinafter “Lender”), MOUNTAIN FALLS, LLC, a Nevada limited liability company (“Mountain Falls”) and MOUNTAIN FALLS GOLF COURSE, LLC, a Nevada limited liability company (“Mountain Falls GC”, and collectively with Mountain Falls referred to hereinafter “Borrower”).

R E C I T A L S:

A. Under the terms of that certain Loan Agreement/Disbursement Schedule dated as of June 29, 2007 (the “Mountain Falls Loan Agreement”) by and between MOUNTAIN FALLS, LLC, a Nevada limited liability company (“Mountain Falls”) and Lender, Lender previously has made a loan to Mountain Falls (the “Mountain Falls Loan”) in the original principal amount of $39,774,697.00 evidenced by that certain Promissory Note Secured by Deed of Trust (Base Rate) executed by Mountain Falls in favor of Lender (hereinafter the “Mountain Falls Note”) in said amount, dated as of June 29, 2007, and secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Nevada) (Construction Trust Deed), dated as of June 29, 2007, recorded July 20, 2007, as Recording No. 690447, Official Records of Nye County, Nevada (the “Mountain Falls Deed of Trust”), and that certain UCC-1 Financing Statement, dated as of June 29, 2007, filed on July 30, 2007, Filing No. 2007024533-3, in the Office of the Secretary of State of the State of Nevada (the “Mountain Falls UCC-1”). In connection with the Mountain Falls Loan, Mountain Falls has also executed in favor of Lender an Environmental Indemnity Agreement, dated as of June 29, 2007 (the “Mountain Falls Environmental Indemnity”), and various other instruments, agreements and documents. All of the documents and agreements referred to in this Recital A, together with the Mountain Falls Guaranties referred to in Recital B, below, are herein collectively referred to as the “Existing Mountain Falls Loan Documents.” The aggregate amount of principal disbursed, unpaid and outstanding under the Mountain Falls Loan is $36,497,697.00 and interest has been paid to April 1, 2010.

B. Mountain Falls’ obligations under the Existing Mountain Falls Loan Documents are guaranteed by WILLIAM LYON HOMES, INC., a California corporation (“Guarantor”), pursuant to (i) a Guaranty (the “Mountain Falls Payment Guaranty”), dated as of June 29, 2007, executed by the Mountain Falls Guarantor, and (ii) a Completion Guaranty (the “Mountain Falls Completion Guaranty”), dated as of June 29, 2007, executed by the Mountain Falls Guarantor (collectively, the “Mountain Falls Guaranties”).

C. Under the terms of that certain Term Loan Agreement dated as of August 10, 2007 (the “Mountain Falls GC Loan Agreement”) by and between MOUNTAIN FALLS GOLF COURSE, LLC, a Nevada limited liability company (“Mountain Falls GC”) and Lender, Lender previously has made a loan to Mountain Falls GC (the “Mountain Falls GC Loan”) in the original principal amount of $1,750,000.00 evidenced by that certain Promissory Note Secured by Deed of Trust (Term Loan) executed by Mountain Falls GC in favor of Lender

(hereinafter the “Mountain Falls GC Note”) in said amount, dated as of August 10, 2007, and secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Nevada), dated as of August 10, 2007, recorded August 29, 2007, as Recording No. 693111, Official Records of Nye County, Nevada (the “Mountain Falls GC Deed of Trust”), and that certain UCC-1 Financing Statement, dated as of August 10, 2007, filed September 4, 2007, Filing No. 2007028718-9, in the Office of the Secretary of State of the State of Nevada (the “Mountain Falls GC UCC-1”). In connection with the Mountain Falls GC Loan, Mountain Falls GC has also executed in favor of Lender an Environmental Indemnity Agreement, dated as of August 10, 2007 (the “Mountain Falls GC Environmental Indemnity”), and various other instruments, agreements and documents. All of the documents and agreements referred to in this Recital C, together with the Mountain Falls GC Guaranties referred to in Recital D, below, are herein collectively referred to as the “Existing Mountain Falls GC Loan Documents.” The aggregate amount of principal disbursed, unpaid and outstanding under the Mountain Falls GC Loan is $1,618,612.94 and interest has been paid to April 1, 2010.

D. Mountain Falls GC’s obligations under the Existing Mountain Falls GC Loan Documents are also guaranteed by Guarantor pursuant to a Guaranty dated as of August 10, 2007, executed by Guarantor (the “Mountain Falls GC Guaranty”).

E. The Mountain Falls Loan Agreement and the Mountain Falls GC Loan Agreement are sometimes referred to herein as the “Existing Loan Agreements”. The Mountain Falls Loan and the Mountain Falls GC Loan are sometimes referred to herein as the “Existing Loans”. The Mountain Falls Note and the Mountain Falls GC Note are sometimes referred to herein as the “Existing Notes”. The Mountain Falls Deed of Trust and the Mountain Falls GC Deed of Trust are sometimes referred to herein as the “Existing Deeds of Trust”. The Mountain Falls Guaranties and the Mountain Falls GC Guaranty are collectively referred to herein as the “Existing Guaranties”).

F. In connection with a substantial paydown of the Existing Loans to be made by Guarantor as hereinafter provided, the parties have agreed to combine the remaining unpaid balances of the Existing Loans into a single consolidated loan in the amount of $10,000,000.00 (the “Restated $10,000,000 Loan”), and desire to enter into this Agreement, as more particularly provided herein, to (i) amend and restate the Existing Loan Agreements in their entirety with respect to the Restated $10,000,000 Loan, (ii) amend and restate the Existing Notes in their entirety with respect to the Restated $10,000,000 Loan, (iii) amend and extend the maturity dates thereof, (iv) consolidate the Existing Deeds of Trust and other security for both of the Existing Loans for the Restated Loan, and (v) provide for certain other modifications as set forth more fully below.

The parties agree as follows:

1. THE TERM LOAN:

1.1 Subject to and upon the terms and conditions of this Loan Agreement and so long as no Event of Default described in Article 5 hereof (hereinafter referred to as an “Event of Default”) has occurred, Lender will continue to extend credit to Borrower in the aggregate principal amount of TEN MILLION AND NO/100THS DOLLARS ($10,000,000.00) (hereinafter referred to as the “Restated $10,000,000 Loan” or as the “Loan”). Borrower acknowledges that all of the Loan has been disbursed and is outstanding as of the Closing (defined below) hereunder and no further disbursements are possible.

1.2 All obligations of Borrower under the Loan shall be evidenced by and subject to terms of that certain Amended and Restated Promissory Note Secured by Deed of Trust of even date herewith, which shall be effective as of Closing hereunder (“Effective Date”), in the principal amount of the Loan, executed by Borrower concurrently herewith (the “Restated Note”) (this Loan Agreement and the Restated Note being hereinafter collectively referred to as the “Agreement”).

1.3 Lender shall render monthly statements of amounts owing by Borrower to Lender under this Agreement, including statements of all principal and interest owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Lender, by registered or certified mail, at Lender’s place of business indicated hereinabove, written objection thereto specifying the error or errors, if any, contained in any such statement.

1.4 Upon Closing, a fee shall be paid to Lender in consideration for Lender agreeing to modify, consolidate, restate and extend the Existing Loans as reduced and included in the Loan, and entering into this Agreement, which fee shall not be subject to reduction or be refundable under any circumstance, and which fee is payable upon recordation, in an amount equal to two percent (2.0%) of the initial amount of the Loan, i.e., Two Hundred Thousand and no/100 Dollars ($200,000.00) (the “Loan Fee”). Said fee is in addition to all interest and other charges provided in the Restated Note.

1.5 The Restated $10,000,000 Loan shall be secured by (i) the Existing Deeds of Trust, as amended by those certain Memoranda of Loan Modification, Consolidation and Amendment to Deed of Trust, and (ii) the Amended, Consolidated and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Nevada), all of even date herewith, and other “Security Documents” covering “Collateral” as hereinafter defined and described in Article 5 of this Loan Agreement

1.6 Monthly interest installments and quarterly principal installments shall be due and payable on the Restated $10,000,000 Loan pursuant to the Restated Note, and all remaining unpaid principal and interest thereon shall be due and payable in full on May 5, 2015.

1.7 In connection with this Loan Agreement, William Lyon Homes, Inc., a California corporation (hereinafter referred to as “Guarantor”) shall execute and deliver to Lender upon Closing an Amended and Restated Guaranty in form and substance satisfactory to Lender in its sole discretion (referred to as the “Guaranty”) guaranteeing all indebtedness of Borrower with respect to the Restated $10,000,000 Loan and other obligations of Borrower under the Agreement and other Loan Documents (defined below).

2. REPRESENTATIONS AND WARRANTIES: Borrower represents and warrants as of the date hereof and as of the Closing Date (defined below) that:

2.1 Each entity comprising Borrower is duly organized and existing under the laws of the jurisdiction of its organization, and the execution, delivery and performance of the Agreement is within its powers, and are not in conflict with the terms of any charter, bylaw, or other organizational papers of Borrower.

2.2 Borrower has all right, power and authority required to execute and perform the terms of the Agreement and all documents and instruments by Borrower to Lender pursuant hereto.

2.3 The execution, delivery and performance of the Agreement and the other Loan Documents (defined below) shall not: (a) violate any law or regulation, (b) constitute a breach of any provision contained in the Articles of Incorporation, Bylaws, Articles of Organization, operating agreement or other organization papers of any entity comprising Borrower, or (c) constitute an event of default under any agreement, or undertaking to which Borrower or any other Obligor is now or hereafter becomes a party or by which Borrower may be bound. As used herein, the term “Obligor” means Borrower and each general partner of Borrower, the Guarantor, any co-maker or endorser, and any person or entity other than Borrower providing security for the Restated Note.

2.4 All financial and other information submitted by Borrower to Lender is true and correct in all material respects (including all material contingent claims) and is complete insofar as may be necessary to give Lender an accurate knowledge of the subject matter thereof.

2.5 All assessments and taxes, whether real or personal or otherwise, due or payable by, or imposed, levied or assessed against Borrower, or any of Borrower’s properties, have been paid in full before delinquency.

2.6 Borrower possesses, and will hereafter possess, all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patents, patent rights and fictitious name rights necessary to enable Borrower to conduct the business Borrower is properly licensed and in good standing in, and where required has qualified under and complied with the fictitious name statute of, each jurisdiction in which Borrower is doing business.

2.7 All financial statements furnished by Borrower to Lender are true and correct in all material respects and present fairly the financial condition of Borrower as of the date in question and the results of operations for the period indicated. Since the dates of such statements, there have been no material adverse change in the business or financial condition of Borrower. Borrower has no contingent liabilities not provided for or disclosed in said financial statements.

2.8 Borrower has complied in all material respects with all federal, state and local laws, rules and regulations affecting Borrower, its assets and its business.

2.9 Borrower has good and marketable title to Borrower’s assets reflected in Borrower’s financial statements, free and clear of all clouds to title and of all security interests, liens, encumbrances and rights of others except those which have been expressly disclosed in writing to Lender as of the date hereof.

2.10 There are no pending, or to the best knowledge of Borrower threatened, actions or claims against Borrower or the Collateral or any part thereof which in any way could materially and adversely affect Borrower or the Collateral or any part thereof.

2.11 There are no pending, threatened or contemplated filings by or against Borrower as a debtor in any bankruptcy or reorganization proceedings under the laws of the United States of America, nor has Borrower made any general assignment for the benefit of its creditors, nor are any assets of Borrower subject to any attachment, execution or other judicial seizure.

2.12 There are not presently any actions or proceedings pending by or against Borrower or Guarantor before any court or administrative agency, and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or Guarantor.

2.13 Borrower has not withdrawn from (and no termination, partial termination or other event has occurred with respect to) any deferred compensation plan maintained for the benefit of Borrower’s employees, and has not withdrawn from any multi-employer plan described in Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as “ERISA”).

2.14 This Loan Agreement, the Restated Note, the other Loan Documents, and any other documents to be executed by Borrower pursuant hereto have each been duly authorized, executed and delivered and each constitutes the duly authorized, valid and legally binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms subject to (i) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); (ii) bankruptcy, insolvency, reorganization, arrangement, moratorium, equitable subordination, fraudulent conveyance or similar laws generally affecting creditors’ rights; and (iii) the possibility that certain waivers, remedies and other provisions in said documents may violate public policy or may otherwise be unenforceable, of limited efficacy or unwaivable.

2.15 Borrower is not in default under any contract, agreement or commitment to which it is a party, the effect of which default could adversely affect the performance by Borrower of its obligations pursuant to and as contemplated by this Loan Agreement. The execution and delivery of this Loan Agreement and any other documents or instruments to be executed by Borrower pursuant hereto, the consummation of the transactions herein or therein contemplated and compliance with the terms and provisions hereof or thereof, will not (i) to the best of Borrower’s knowledge, violate any provisions of law or any applicable regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, or (ii) conflict or be inconsistent with, or result in any breach of, or constitute a default under, any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Borrower is a party or by which Borrower or all or any part of the Collateral may be bound.

2.16 No brokerage fees or commissions are payable in connection with the Loan or this modification transaction.

2.17 There are no material contracts or agreements (either oral or written) affecting the Collateral, including, without limitation, leases, tenancies or other contracts or agreements relating to the maintenance, development or management thereof, except as have been expressly disclosed by Borrower to Lender in writing.

2.18 The Loan is not being made for the purpose of purchasing or carrying margin stocks, and Borrower agrees to execute all instruments necessary to comply with all of the requirements of Regulation U of the Federal Reserve System. The Loan is not for personal, family or household purposes.

2.19 The proceeds of the Loan will not be used for the purchase or carrying of registered equity securities within the purview of Regulation G of the Federal Reserve Board or for the purpose of releasing or retiring any indebtedness which was originally incurred for any such purpose.

2.20 Borrower is the sole true owner and record holder of title to the Collateral, subject and subordinate to no monetary encumbrances or obligations whatsoever other than the lien for current taxes and assessments.

2.21 Except for assignments, pledges, transfers or encumbrances in favor of Lender, Borrower has not assigned, pledged, transferred or encumbered the Collateral or any part thereof or interest therein, whether for purposes of security or otherwise, and is not now negotiating or contractually obligated (whether conditionally or otherwise) to make any such assignment, pledge, transfer or encumbrance.

2.22 Borrower has provided to Lender true and correct copies of all certificates of insurance, leases, conditional sales agreements, and other documents and instruments presently in force pertaining to, comprising or affecting the Collateral in any material respect, and all of said information has been true, complete and accurate in all respects.

2.23 Upon execution and recording of the Security Documents referred to in Section 5.1, below, Lender will receive a first priority security interest in and to the Collateral, and there will then be no other liens or security interests in all or any part of the Collateral other than the lien for current taxes and assessments not yet due and payable.

2.24 Neither this Loan Agreement nor any document, financial statement, credit information, certificate or statement required herein to be furnished or otherwise furnished to Lender by Borrower contains any untrue statement of a material fact or omits to state a fact material to this Loan Agreement or Lender’s decision to make the Loan.

2.25 No event has occurred which is or, with notice or lapse of time or both, would be an Event of Default hereunder.

2.26 Borrower possesses all governmental, quasi-governmental and private authorizations, licenses, approvals and permits necessary and incident to the continued operation, use, occupancy, development and enjoyment of its business premises and the conduct of Borrower’s business thereon as presently being conducted.

2.27 There are no loans from Guarantor to Borrower, or other indebtedness of Borrower to Guarantor which are not expressly disclosed in the financial statements previously provided to Lender by Borrower.

Borrower covenants and agrees that (a) the representations and warranties made in this Article 2 shall be and remain true and complete in all material respects on the date of disbursement of the Loan and so long as any part of the Loan shall remain outstanding; and (b) all representations, warranties, covenants and agreements made herein or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Loan Agreement shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, and shall survive the making of the disbursement of proceeds of the Loan contemplated hereby until such time as Borrower has fully and finally paid all sums owing by Borrower to Lender under the Loan Documents.

3. COVENANTS: Until full and final payment of all sums outstanding under the Loan Documents, Borrower shall, unless Lender waives compliance in writing:

3.1 Promptly give written notice to Lender of (a) any litigation pending or threatened against (including but not limited to judicial or private arbitration proceedings) affecting Borrower, which could result in liability in excess of Five Hundred Thousand and No/100ths Dollars ($500,000.00) on the part of Borrower, including, without limitation, litigation (i) affecting the Collateral, or (ii) between Borrower and Guarantor, (b) and any litigation pending or threatened against (including but not limited to judicial or private arbitration proceedings) Guarantor which could materially adversely affect the financial condition of Guarantor or would materially affect the Guarantor’s ability to perform under the Guaranty, (c) any substantial material dispute which may exist between Borrower or Guarantor, and any governmental regulatory body or law enforcement authority, (d) any federal, state or municipal investigation evaluating whether any remedial action is needed by Borrower to respond to a release of any toxic or hazardous waste or substance into the environment, (e) any event which is or, with notice or lapse of time, or both, would be an Event of Default, and (f) any other matter which has resulted or might result in a material adverse change in Borrower’s or Guarantor’s financial condition or operations.

3.2 Permit Lender and any of Lender’s employees, officers or agents, upon demand, during Borrower’s usual business hours, or the usual business hours of third persons having control thereof, to have access to and examine all of Borrower’s books relating to any of Borrower’s obligations to Lender, Borrower’s financial condition and the results of Borrower’s operations, and, in connection therewith, permit Lender or any of Lender’s agents, employees or officers to copy and make extracts therefrom.

3.3 Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles consistently applied, with ledger and account cards and/or computer tapes, discs, printouts and records pertaining to Borrower’s assets which contain information as may from time to time be required by Lender; not materially modify or change Borrower’s method of accounting other than in a de minimis manner or enter into, modify, or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower’s accounting records without the prior written consent of Lender and without said accounting firm or service bureau agreeing to provide to Lender information regarding Borrower’s financial condition.

3.4 Furnish to Lender: (a) As soon as possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any reportable event with respect to any deferred compensation plan has occurred, a statement of the chief financial officer of Borrower setting forth the details concerning such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation, if a copy of such notice is available to Borrower; (b) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report with respect to each deferred compensation plan; (c) promptly after receipt thereof, a copy of any notice Borrower may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any deferred compensation plan; provided, however, this Subsection (c) shall not apply to any notice of general application issued by the Pension Benefit Guaranty Corporation or the Internal Revenue Service; and (d) when the same is made available to participants in the deferred compensation plan, all notices and other forms of information from time to time disseminated to the participants by the administrator of the deferred compensation plan.

3.5 Deliver to Lender and cause Guarantor to deliver to Lender:

(a) The parties acknowledge that currently Guarantor’s Financial Statements are included in the 10K and 10Q (with Guarantor’s audited Financial Statements included in the 10K) of William Lyon Homes, a Delaware corporation, Guarantor will be required to provide the following income statements, balance sheets, and statements of retained earnings with supporting schedules (“Financial Statements”) if such 10K and 10Q no longer include Guarantor’s Financial Statements:

(i) Within ninety (90) days after the close of each fiscal year, Guarantor’s CPA audited annual Financial Statements;

(ii) Within forty-five (45) days after close of each fiscal quarter, except for the final fiscal quarter of each year, Guarantor’s Financial Statements as of the close of such period;

(b) Promptly, upon request, provide any other financial information requested by Lender and permit Lender at any reasonable time to inspect, audit, and examine the books and records of Borrower and Guarantor and make copies thereof.

3.6 Comply with any written request by Lender, treat any written request as a continuing obligation until expressly modified or terminated in writing, and promptly supply to Lender such other information, including but not limited to tax returns, concerning Borrower’s affairs as Lender may request from time to time hereafter, and shall promptly notify Lender of any material adverse change in Borrower’s financial condition and of any condition or event which constitutes a breach of or an Event of Default under this Agreement.

3.7 Be at all times hereafter solvent and able to pay Borrower’s debts (including trade debts) as they mature.

3.8 Maintain and preserve Borrower’s existence and keep all Borrower’s properties in good working order and condition.

3.9 Maintain and keep in force in adequate amounts such insurance as is usual in Borrower’s business and acceptable to Lender, including, without limitation, (i) such fire and extended coverage casualty insurance as is required by the Existing Deeds of Trust and the Restated Deed of Trust (hereinafter defined) and any other security instrument securing the Restated Note and (ii) general liability insurance, naming Lender as additional insured, with policy limits of not less than Three Million and No/100ths Dollars ($3,000,000.00) combined single limit per occurrence, for personal injury or death, One Million and No/100ths Dollars ($1,000,000.00) per occurrence for personal injury or death to any individual person, and One Million and No/100ths Dollars ($1,000,000.00) per occurrence for property damage.

3.10 Comply at all times with all health, accessibility, safety and building laws and codes and all laws, rules, regulations, orders and directions of any governmental authority (“Governmental Authority”) having jurisdiction over Borrower, the Collateral or Borrower’s business including, but not limited to, all health, accessibility, safety and building laws and codes and all laws, rules, regulations, orders and directions relating to the handling, treatment and disposal of hazardous or toxic substances, wastes or materials (collectively, “Applicable Laws”); for purposes hereof, Borrower shall be deemed to be in compliance with Applicable Laws if Borrower causes actual compliance with any Applicable Law within two (2) calendar weeks following the date of any notice of non-compliance received from any Governmental Authority or from Lender or, if more than two (2) calendar weeks is necessary to cause such compliance, if Borrower has obtained Lender’s approval for the extended period to cause compliance with any Applicable Law, commences to cure such non-compliance within two (2) calendar weeks following the receipt of notice thereof, and within the time period approved by Lender, actually cures such non-compliance.

3.11 Maintain at all times all governmental, quasi-governmental and private authorizations, licenses, approvals and permits necessary and incident to the continued operation, use, occupancy, development and enjoyment of the Borrower’s business premises and the conduct of Borrower’s businesses thereon (collectively, “Business Authorizations”); for purposes hereof, Borrower shall be deemed to have maintained all Business Authorizations if Borrower obtains any such Business Authorization within two (2) calendar weeks following the date of any notice of non-compliance received from any governmental, quasi-governmental or private party, including, without limitation, Lender, or, if more than two (2) calendar weeks is necessary to obtain any such Business Authorization, if Borrower has obtained Lender’s approval for the extended period to obtain such Business Authorization, commences efforts to obtain the same within two (2) calendar weeks following the receipt of notice thereof, and within the time period approved by Lender actually obtains such Business Authorization.

3.12 Not create, assume or suffer to exist any security interest, lien (including the lien of an attachment, judgment or execution) or encumbrance securing a charge or obligation on or of any of Borrower’s property, real or personal, whether now owned or hereafter acquired, without Lender’s prior written approval, except for security agreement(s) and deed(s) of trust in favor of Lender and except for personal property security interests in equipment or inventory hereafter purchased by Borrower for use in Borrower’s business which secure a loan for all or any part of the purchase price of such equipment or inventory.

3.13 Not liquidate or dissolve, or sell, lease or dispose of Borrower’s business or assets as a whole or such as in the opinion of Lender constitute a substantial portion of Borrower’s business or assets.

3.14 Not transfer or suffer the transfer of effective ownership or control of Borrower or dispose of any of Borrower’s assets except in the ordinary course of business and for full, fair and reasonable consideration, or enter into any sale and leaseback agreement covering any of Borrower’s fixed or capital assets.

3.15 Not change Borrower’s name, business structure or identity, add any new fictitious name, or engage in any business activities or operations substantially different from or unrelated to present business activities and operations.

3.16 Not suspend or go out of business.

3.17 Not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any deferred compensation plan maintained for the benefit of Borrower’s employees under circumstance that could result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to any entity which provides funds for such deferred compensation plan, or withdraw from any multi-employer plan described in Section 4001(a)(3) of ERISA which may cover Borrower’s employees.

3.18 Not make any loans or advances except in the ordinary course of Borrower’s business.

4. EVENTS OF DEFAULT: The occurrence of any one or more of the following events shall constitute an Event of Default under this Loan Agreement and shall terminate any obligation on the part of Lender to extend credit under this Loan Agreement or any other Loan Documents and, at the option of Lender, shall make all obligations of Borrower to Lender under or in respect of this Loan Agreement and all other Loan Documents immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character: The failure of Borrower to make any payment of principal, interest or other charges under the Restated Note as and when due, if such failure continues beyond ten (10) days after written notice from Lender.

4.1 The failure of Borrower to comply with any covenant contained in the Restated Note or this Loan Agreement which calls for the payment of money, if Borrower does not cure such failure within ten (10) days after written notice from Lender.

4.2 The breach or default of any other covenant, agreement or undertaking of Borrower contained in this Agreement, the Restated Note, the Existing Deeds of Trust or any other Loan Document, and the continuance of such breach for a period of thirty (30) days after written notice thereof to Borrower; provided, however, that if a different notice or cure period is specified under any provision of the Loan Documents, the specific provision shall control; provided further that nothing contained herein shall extend the time for payments of principal, interest and charges in accordance with the terms and provisions of the Restated Note.

4.3 The condemnation, seizure, or appropriation of (or the occurrence of an uninsured casualty with respect to) any material portion of the Collateral.

4.4 Any misappropriation of any of the Loan proceeds disbursed pursuant to this Agreement or of the rents, issues and profits of the Realty (or any failure to cause the proceeds of such rents, issues and profits to be paid directly by the payors into the Collection Agreement, or the use of any Loan proceeds or rents, issues and profit of the Realty for any purpose other than those payment pre-approved in writing by Lender.

4.5 The voluntary or involuntary imposition of any lien or encumbrance on the Collateral without Lender’s prior written consent or the filing of any mechanics lien or similar claim under the mechanics lien laws of the state in which the Collateral is located, unless an adequate surety bond is provided and such lien is accordingly released in the manner provided by law within ten (10) days of the filing of such lien or claim.

4.6 The occurrence of any of the following: (a) Any breach, misrepresentation or other default by Borrower (other than as provided above in this Article 4) or any other Obligor under any deed of trust, mortgage, security agreement, guaranty or other agreement between Lender and any such Obligor, if such failure continues beyond the cure period specified therein, if any; (b) the insolvency of any Obligor or the failure of any Obligor generally to pay such Obligor’s debts as such debts become due; (c) the commencement as to any Obligor of any voluntary or involuntary proceeding under any laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief, except in case of involuntary proceedings if such proceedings are dismissed within thirty (30) days after the filing thereof; (d) the assignment by any Obligor for the benefit of such Obligor’s creditors; (e) the appointment, or commencement of any proceedings for the appointment, of a receiver, trustee, custodian or similar official for all or substantially all of any Obligor’s Collateral; (f) the commencement of any proceeding for the dissolution or liquidation of any Obligor; (g) the termination of existence or death of any Obligor; (h) the revocation of any guaranty or subordination agreement given in connection with the Restated Note; (i) the issuance against any Obligor, or the Collateral of any Obligor, of any writ of attachment, execution, or other judicial lien which is not discharged within ten (10) days; or (j) the deterioration of the financial condition of any Obligor which results in Lender deeming itself, in good faith, insecure. As used herein, the term “Obligor” means Borrower, any entity comprising Borrower, Guarantor, and any person providing any other guaranty or collateral securing the Borrower’s obligations under the Loan Documents, and any general partner of Borrower, if Borrower is a partnership.

4.7 If Borrower is a partnership and any general partner of Borrower (a) withdraws or is expelled from Borrower, dissolves or liquidates, or if the directors, shareholders or members of any such general partner take action to effect such general partner’s dissolution or liquidation, or (b) sells, assigns, transfers, hypothecates or encumbers its interest in Borrower.

4.8 If there is a change of ownership or control of twenty-five percent (25%) or more of (a) the issued and outstanding stock of Borrower (if Borrower is a corporation), or (b) the limited liability company interests of Borrower (if Borrower is a limited liability company), or (c) the limited partner interests of Borrower, if Borrower is a limited partnership.

4.9 Any misrepresentation exists in any warranty or representation made to Lender by Borrower or any officer, director, member, manager or partner of Borrower, or any warranty or representation is withdrawn by Borrower or any officer, director, member, manager or partner of Borrower.

4.10 Any reportable event, which Lender determines constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Lender, or any such plan shall be terminated within the meaning of Title IV of the Employment Retirement Income Security Act (“ERISA”), or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan and in case of an event described in this Section 4.10, the aggregate amount of Borrower’s liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5%) of Borrower’s Tangible Net Worth; for purposes of this Agreement, “Tangible Net Worth” means net worth as determined in accordance with generally accepted accounting principles consistently applied, increased by debt subordinated to Lender and decreased by the following: Patents, licenses, goodwill, subscription lists and organization expenses; all monies due from affiliates (including officers, directors, shareholders, parents, partners, joint venturers, subsidiaries and commonly held companies) shall be excluded from Borrower’s assets for all purposes hereunder including, but not limited to, the calculation of Borrower’s Tangible Net Worth; or

Notwithstanding anything contained in this Article 4 to the contrary, Lender shall refrain from exercising its rights and remedies and an Event of Default shall thereafter not be deemed to have occurred by reason of the occurrence of any of the events set forth in Sections 4.4 or 4.6 of this Loan Agreement if, within thirty (30) days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, if any such event has occurred, Lender shall not be obligated to make advances to Borrower during such cure period.

5. GENERAL CONDITIONS OF THE LOAN:

5.1 Loan Documents: Prior to the initial disbursement of the Loan, Borrower shall execute and deliver or cause to be executed and delivered to Lender the following documents, each in form and substance satisfactory to Lender in its sole discretion (herein together with this Loan Agreement sometimes collectively called the “Loan Documents”):

(a) The Restated Note to be executed by Borrower.

(b) This Loan Agreement to be executed by Borrower and Lender, with the Consent of Guarantor attached hereto executed by Guarantor.

(c) The Guaranty to be executed by Guarantor.

(d) An Authorization to Obtain Credit, Grant Security, Guarantee or Subordinate, executed by Mountain Falls;

(e) An Authorization to Obtain Credit, Grant Security, Guarantee or Subordinate, executed by Mountain Falls GC;

(f) A Certificate of Secretary of Guarantor, dated no earlier than five (5) days prior to the Close of Escrow, certifying to Lender the resolutions of the Board of Directors of Guarantor, which authorize Guarantor’s execution of the Guaranty;

(g) The Fee Letter, executed by Borrower and Lender;

(h) The following instruments (the “Realty Documents”) pertaining to Borrower’s real property located Nye County, Nevada (the “Realty”):

(i) A Memorandum of Loan Modification, Consolidation and Amendment to Deed of Trust of even date herewith (the “Mountain Falls Memorandum”) executed and delivered by Mountain Falls for the benefit of Lender amending the Existing Mountain Falls Deed of Trust (as defined in Recital A, above) encumbering the Realty and all tangible personal property and fixtures of Borrower located thereon or used in connection therewith (all of the foregoing real and personal property together with any other related collateral now or hereafter given by Borrower to Lender as security for the Agreement are collectively referred to herein as the “Collateral”), to be recorded in the Office of the Recorder of the County in which the Realty is located.

(ii) A Memorandum of Loan Modification, Consolidation and Amendment to Deed of Trust of even date herewith (the “Mountain Falls GC Memorandum”) executed and delivered by Mountain Falls GC for the benefit of Lender encumbering the Existing Mountain Falls GC Deed of Trust (as defined Recital C, above) encumbering the Realty and the Collateral, to be recorded in the Office of the Recorder of the County in which the Realty is located.

(iii) An Amended, Consolidated and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Nevada) of even date herewith (the “Restated Deed of Trust”) executed and delivered by Borrower for the benefit of Lender encumbering the Realty and the Collateral, to be recorded in the Office of the Recorder of the County in which the Realty is located.

(iv) A UCC-1 Financing Statement (the “UCC-1”) covering the personal property described in the Restated Deed of Trust, to be executed by Borrower and filed in the Office of the Secretary of State in which the Realty is located and of the state in which Borrower is organized, if other than the location of the Realty.

(v) An Amended and Restated Environmental Indemnity Agreement concerning the Realty to be executed by Borrower.

(vi) A Notice of Pledge concerning the water rights associated with the Realty to be filed with the Director of Water Resources of the State of Nevada.

(i) Such other documents and instruments as Lender or its counsel may consider appropriate or necessary in connection with the transaction.

(j) Appropriate organizational resolutions, authorization certificates and other evidence of authority as Lender may require.

As used herein, (i) the term “Security Documents” means and includes the two Memoranda, the Restated Deed of Trust, Mountain Falls UCC-1, the Mountain Falls GC UCC-1, and the above referenced UCC-1, and any other document or instrument given by Borrower or any Obligor to Lender to secure the Obligations, and (ii) the term “Obligations” shall mean and include all advances, debts, obligations and liabilities of Borrower to Lender under the Loan, the Restated Note, the Collateral, this Loan Agreement, or any of the other Loan Documents executed by Borrower, whether now or hereafter made, incurred or related, whether voluntary or involuntary, whether due or not due, absolute or contingent, liquidated or unliquidated, including but not limited to Borrower’s prompt, full and faithful performance, observance and discharge of each and every term, provision, condition, agreement, representation, warranty and undertaking under this Loan Agreement.

5.2 Closing Conditions: It is a condition precedent to any and all of Lender’s obligations under this Loan Agreement and the other Loan Documents that on or before the Closing Date each and all of the following conditions precedent be satisfied at the sole cost and expense of Borrower:

(a) Delivery of Documents: Borrower shall have executed and delivered to Lender all of the Loan Documents to which it is a party, and caused the full execution and delivery by the parties thereto of all other Loan Documents to which Borrower is not a party, with all blank spaces filled in and initialed, with notarial acknowledgments on all recordable documents, and with all exhibits attached and complete.

(b) Paydown of Existing Loans: Guarantor and/or Borrower shall have delivered to Lender in immediately available U.S. funds (i) that sum of principal required to pay down the aggregate principal balance of the Existing Loans to Ten Million and no/100ths Dollars ($10,000,000.00) (estimated principal paydown amount is Twenty-Eight Million One Hundred Sixteen Thousand Three Hundred Nine and 94/100ths Dollars ($28,116,309.94); and (ii) all accrued and unpaid interest on the Existing Loans through the Closing Date;

(c) Payment of Loan Fee, Costs and Expenses: Borrower shall have paid to Lender in immediately available U.S. funds the sum of (i) the Loan Fee referred to in Section 1.4, above, (ii) the fees of Lender’s legal counsel, including cost disbursements, incurred in the negotiation and preparation of the Loan Documents; and Borrower shall further pay in a manner satisfactory to the Title Company (defined below) all recording costs, title insurance premiums, escrow fees, notary fees, document preparation fees and other costs and fees incurred by Title Company in connection with this transaction.

(d) Recording: The Mountain Falls Memorandum and the Mountain Falls GC Memorandum (collectively, the “Memoranda”) and the Restated Deed of Trust, shall have been duly recorded in the Office of the County Recorder of Nye County, Nevada; the Existing Deeds of Trust as amended by the Memoranda shall have the same security interest in and to the entire fee simple absolute interest in the land and other property comprising the Property described therein, as evidenced by issuance of the Reissued Title Policy referred to in Section 5.2.(e), below, and any and all other monetary encumbrances shall have been reconveyed and paid in full and no longer constitute an encumbrance against any of the Collateral.

(e) Title Insurance: First American Title Company (the “Title Company”) shall have committed to issue to Lender, in writing, and within seven (7) business days after the Closing, shall have delivered to Lender, a Reissued Title Policy and title endorsements as described in the Escrow Instructions, insuring that the title to the Property is vested in Borrower, that the Existing Deeds of Trust, as modified by the Memoranda, and the Restated Deed of Trust, are of record subject only to such exceptions as Lender shall have approved in writing, and as to the Memoranda, in the same priority as in the Existing Deeds of Trust, and that the beneficial interest thereof is vested in Lender.

(f) Representations and Warranties: All of Borrower’s representations and warranties in this Agreement shall be true and correct as of the Closing.

(g) Event of Default: No Event of Default as defined in this Loan Agreement (whether arising out of this Loan Agreement or any other document or instrument referred to herein) shall have occurred or be outstanding as of the Closing.

(h) Other Requirements: Borrower and Guarantor shall have satisfied any and all of Lender’s loan opening requirements or conditions, including without limitation the execution of such additional agreements, instruments, documents, certificates, account opening forms, signature cards and other instruments as Lender may require or request.

5.3 Closing: The term “Closing” or “Close of Escrow” as herein used shall mean the time at which all of the documents to be recorded or filed have been delivered and recorded or filed, as the case may be, and the other documents or funds to be delivered to or by Lender in the Closing have been delivered. The term “Closing Date” as used herein means the date determined by Lender on or before which the Close of Escrow must occur, as set forth in separate escrow instructions from Lender to Title Company, but no later than May 6, 2010. If Close of Escrow fails to occur on or before the Closing Date, then (a) each of the Existing Loans shall be due as provided in the Existing Notes, (b) in case of any default of either of the Existing Loans, Lender may accelerate and declare all of Borrower’s and Guarantor’s obligations under the Existing Loan Documents to be immediately due and payable, and (c) Lender may, but is not required to, exercise any and all of its remedies under the Existing Loan Documents and applicable law.

5.4 Escrow Instructions: The parties shall execute and deliver to the Title Company such instructions and other documents as may be required by Title Company or considered appropriate by the parties to consummate the transactions herein contemplated provided that said escrow instructions shall be consistent with the terms of this Loan Agreement. If such instructions are inconsistent herewith, the terms of this Loan Agreement shall prevail as between the parties hereto.

5.5 Delivery of Funds: All funds required to be delivered to Lender by Borrower shall be delivered to Lender in the form of a federal wire transfer in immediately available U.S. funds on or before the Closing Date.

6. RELEASE OF LENDER: As additional consideration for the agreements of Lender herein set forth, Borrower, on behalf of itself and its heirs, successors, assigns, administrators, personal representatives, executors, general and limited partners, agents, attorneys, contractors, affiliates and employees, and the officers, directors and shareholders of its respective partners, and the guarantors (collectively, the “Releasing Parties”) hereby release, remise and discharge Lender, and each of Lender’s subsidiaries, divisions, affiliate corporations, trustees, beneficiaries, officers, directors, agents, employees, servants, successors, attorneys and assigns (collectively, the “Released Parties”) from and against any and all claims, demands, debts, liabilities, contracts, obligations, accounts, causes of action or claims for relief of whatever kind or nature, whether known or unknown, suspected or unsuspected by Releasing Parties, past, present or future, which arise from or by reason of, or are in any way connected with any agreements, transactions, occurrences, conduct, acts or omissions of Released Parties, whatsoever, commence, done or occurred at any time in respect of (a) the Loan, (b) the Loan Documents and the obligations evidenced thereby, including, without implied limitation, the terms thereof, (c) any notices of default or sale in reference to the existing Loan Documents or any other matter pertaining to the collection or enforcement by Lender of the Loan or recourse to collateral or security thereof by Lender, (d) any alleged oral or written agreements or understandings by and between Releasing Parties and Released Parties in any way arising out of or related to the Loan, the Loan Documents, the Project, the Property or the indebtedness or any amendments, modifications, representations or warranties in relation thereto, or (e) the disbursement, administration and modification of the Loan and the Loan Documents. Releasing Parties further agree to refrain and forbear from commencing, instituting or participating in, either as a named or unnamed party, any lawsuit, action or other proceedings against Released Parties, or any of them which is in any way connected with, based upon, related to or arising out of, directly or indirectly, the matters released herein. Releasing Parties acknowledge and agree that the Loan Documents continue and remain in full force and effect without waiver, modification or amendment other than as expressly set forth in this Agreement. Irrespective of whether this Loan Agreement is governed by California law, Releasing Parties, by placing their initials in the spaces provided herein hereby knowingly and voluntarily expressly waive and relinquish any and all rights, if any, conferred upon them by the provisions of Section 1542 of the California Civil Code, which reads:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his settlement with the debtor.

Initials:
Initials:

7. MISCELLANEOUS:

7.1 The terms of this Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that this Agreement is personal to Borrower and none of the benefits or burdens may be assigned by Borrower to any other person or entity without Lender’s prior written consent, and any purported or attempted assignment of such benefits or burdens without Lender’s prior consent shall be absolutely null and void and shall constitute an Event of Default.

7.2 All accounting terms used and all computations required under this Agreement shall be based upon generally accepted accounting principles consistently applied.

7.3 The waiver by Lender of any covenant, term or condition contained herein must be in writing and shall not be construed as a waiver of any subsequent breach of or failure to satisfy or perform the same covenant, term or condition. No waiver of any covenant, term or condition shall be implied from any delay or failure by Lender to take action on account of any default or breach of Borrower, even if such default or breach persists or is repeated. Consent by Lender to any act or omission by Borrower shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Lender’s consent to be obtained in any future or other instance.

7.4 Borrower agrees to pay to Lender, on demand, all out-of-pocket expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Lender in connection with the preparation, administration and enforcement of this Agreement or any of the other Loan Documents, including, but not limited to, attorneys’ fees, expert fees and costs in any arbitration or litigation or in obtaining relief from stay or other relief in any bankruptcy court proceeding affecting Borrower or its assets.

7.5 This Agreement cannot be changed or terminated orally. No modification or amendment to this Agreement shall be effective unless in writing, executed by Lender. This Agreement integrates all the terms and conditions mentioned herein or incidental hereto, and supersedes all oral negotiations and prior writings with respect to the subject matter hereof, including, without limitation, any commitment letter or expression of interest letter from Lender to Borrower regarding the Loan. All oral negotiations or promises relating to any obligations of Lender to Borrower are merged in this Agreement and are superseded by the terms hereof.

7.6 If there is more than one person constituting Borrower under this Agreement, each such person agrees to be jointly and severally liable for all loans made, interest and other amounts owing under this Agreement and all other Loan Documents.

7.7 Lender shall have the right to sell participation interests in the Loan or to assign and transfer the Loan to any other persons or entities without the consent of or notice to Borrower. Lender may disclose to any participants or assignees or prospective participants or assignees any information or other data or material in Lender’s possession relating to Borrower, any guarantor, Borrower’s business and operations and/or the collateral for the Loan, without the consent of or notice to Borrower. In the event Lender shall participate or assign all or any part of the Loan, the designation “Lender” herein shall include all participants and assigns. Unless written notice to Borrower to the contrary is given by the original Lender, Borrower shall deal and communicate solely with, and rely solely upon communications from, the original Lender, and Borrower shall not be entitled to rely upon and shall not accept any notice or other communication concerning the Loan from any such participant or assignee. Upon an entire assignment by Lender to one or more assignees, Lender shall be relieved of any further obligations or liabilities hereunder and Borrower shall look solely to such assignee(s) for performance of Lender’s duties hereunder.

7.8 All notices, demand or other communication required or allowed to be given hereunder to either party shall be given in writing (at the address set forth below their respective signatures, below) by any of the following means: (a) personal service; (b) electronic communication; (c) overnight courier; or (d) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as above provided. Any notice, demand or request sent pursuant to either subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means. Any notice, demand or request sent pursuant to subsection (c) shall be deemed received on the business day immediately following deposit with the overnight courier and, if sent pursuant to subsection (d) shall be deemed received forty-eight (48) hours following deposit into the mail.

7.9 Borrower shall indemnify, defend Lender against, and hold Lender harmless from, any and all losses, damages (whether general or otherwise), liabilities, claims, causes of action (whether legal, equitable or administrative), judgments, court costs and legal or other expenses of any kind (including attorney’s fees) which Lender may suffer or incur as a direct or indirect consequence of: (a) Lender’s performance of this Agreement or any of the Loan Documents, including, without limitation, Lender’s exercise or failure to exercise any rights, remedies or powers in connection with this Agreement or any of the Loan Documents; (b) Borrower’s failure to perform any of Borrower’s obligations as and when required by this Agreement or any of the Loan Documents, including, without limitation, any failure at any time of any representation or warranty of Borrower to be true and correct and any failure by Borrower to satisfy any condition; (c) any claim or cause of action of any kind by any person or entity to the effect that Lender is in any way responsible or liable for any act or omission by Borrower, whether on account of any theory of derivative liability or otherwise; (d) any claim or cause of action of any kind by any person or entity which would have the effect of denying Lender the full benefit or protection of any provision of this Agreement or the Loan Documents; and (f) any act or omission by Borrower or any other party with respect to the Property or the Improvements or otherwise arising out of or relating to the Property or Improvements in any manner. Lender’s rights of indemnity shall not be directly or indirectly limited, prejudiced, impaired or eliminated in any way by any finding or allegation that Lender’s conduct is active, passive or subject to any other classification or that Lender is directly or indirectly responsible under any theory of any kind, character or nature for any act or omission by Borrower or any other person or entity, except Lender. Notwithstanding the foregoing, Borrower shall not be obligated to indemnify Lender with respect to any willful misconduct or act of gross negligence which Lender is personally determined by the judgment of a court of competent jurisdiction (sustained on appeal, if any) to have committed. Borrower shall pay any indebtedness arising under said indemnity to Lender immediately upon demand by Lender together with interest thereon from the date such indebtedness arises until paid at the greatest effective rate of interest specified in the Restated Note and which is applicable on or after the maturity or acceleration of the Restated Note. Borrower’s duty to indemnify Lender shall survive the release and cancellation of the Restated Note and the release and reconveyance or partial release and reconveyance of the Existing Deeds of Trust.

7.10 Time is the essence hereof and of each and every provision of this Agreement. Whenever in this Agreement the term “day” is used, it means a calendar day, unless the term “business day” is used, in which case the term “business day” means any day other than a Saturday, Sunday, or legal holiday on which Lender is not open for its usual banking business at its Walnut Creek, California, main office.

7.11 All agreements, representations, and warranties of Borrower herein shall survive the execution and delivery of this Agreement and each of the Loan Documents, the making of the Loan hereunder and the execution and delivery of the Restated Note until the full and final payment of all obligations of Borrower to Lender under the Restated Note, this Agreement and the other Loan Documents.

7.12 In this Agreement, whenever the context requires, the masculine includes the feminine and neuter and vice versa, and the singular includes the plural and vice versa.

7.13 This Agreement has been negotiated through the efforts of the parties and the principle of construction against the draftsman shall have no application in the construction and interpretation of this Agreement or any of the other Loan Documents.

7.14 If any provision of any of the Loan Documents shall for any reason be determined by a court of competent jurisdiction, and sustained on appeal, if any, to be unenforceable by Lender in any respect, such unenforceability shall not affect any other provisions thereof, and the Loan Documents shall be construed as if such unenforceable provision had not been contained therein; provided, however, if any provision of any of the Loan Documents shall be unenforceable by reason of a final judgment of a court of competent jurisdiction based upon such court’s ruling, and sustained on appeal, if any, that said provision is unenforceable because of the unenforceable degree of magnitude of the obligation imposed thereby, said unenforceable degree of magnitude of the obligation shall be reduced in magnitude or degree by the minimum amount necessary in order to provide the maximum degree or magnitude of rights which are enforceable by Lender, and the Loan Documents shall be automatically and retroactively amended accordingly to contain such maximum or magnitude of said obligation which is enforceable by Lender, rather than the more burdensome but unenforceable original obligation. As used herein, “unenforceable” is used in the broadest and most comprehensive sense and includes the concepts of void and voidable.

7.15 Wherever required under this Agreement, any consent, agreement or approval of Lender shall be null and void unless it is evidenced by a written document executed by an authorized officer of Lender.

7.16 If any action at law or in equity, including an action for declaratory relief, or any proceeding in arbitration is brought by either Lender or Borrower or is required by any Court of competent jurisdiction, as the case may be, which is in any manner related to this Agreement or its breach, the prevailing party in any final judgment or award shall be entitled to recover from the other party the full amount of all reasonable expenses, including all court costs and attorneys and experts fees actually paid or incurred in good faith, in addition to any other relief to which it may be entitled.

7.17 The parties agree to execute such further and supplemental agreements and documents as may be reasonably satisfactory to Lender and reasonably necessary, in the opinion of Lender, to effectuate the purposes of this Agreement consistent with the terms hereof.

7.18 All exhibits attached hereto and referred to herein are incorporated into this Agreement by this reference and constitute a part hereof.

7.19 This Agreement may be executed in duplicate or counterpart, and when so fully executed, each of such duplicates or counterparts shall constitute one and the same document and each of them shall be deemed an original.

7.20 Neither Borrower, any other Obligor, nor any subsidiary of any of the foregoing intends to treat the Loan or the transactions contemplated by this Agreement and the other Loan Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). If Borrower or any other Obligor determines to take any action inconsistent with such intention, Borrower will promptly notify Lender thereof. If Borrower so notifies Lender, Borrower acknowledges that Lender may treat the Loan as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and in such event Lender will maintain the lists and other records, including the identity of the applicable party to the Loan as required by such Treasury Regulation. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and agree that (a) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and (b) each party (and each of its employees, representatives, or other agents) may disclose to any and all parties as required, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, with regard to the confidentiality of a communication relating to the transactions contemplated by the Loan Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

7.21 This Agreement, and any document or instrument delivered pursuant hereto by Borrower to Lender, is made for the sole benefit of Borrower and Lender and their respective successors and permitted assigns, and no other person shall acquire any rights, title or other legal interest of any kind whatsoever under or by reason of this Agreement. Whether or not Lender elects to employ any or all of its rights, powers or remedies available to it under this Agreement or any document or instrument delivered pursuant hereto, Lender shall have no obligation or liability of any kind to any third party by reason of any of the foregoing or of any of Lender’s actions or omissions pursuant thereto or otherwise in connection with this transaction.

7.22 The exercise by Lender of any of its rights, privileges or remedies conferred hereunder or under any document or instrument delivered by Borrower to Lender pursuant hereto or under applicable law, shall not be deemed to render Lender a partner or a co-venturer with Borrower or with any other person. Any and all of such actions will be exercised by Lender solely in furtherance of its role as a lender advancing funds for the use by Borrower as borrower. The exercise or non-exercise of any right of approval or requirement that Lender be satisfied with respect to any matter contained herein shall not give rise to any claim that any duty to any guarantor, general partner, limited partner, lienholder or tenant, subtenant of Borrower, or any other third party whomsoever, has been breached, whether in tort, contract, equity or otherwise. Borrower shall indemnify Lender against any claim, cause of action, damages, liability, cost or expense whatsoever (including without limitation Lender’s attorneys fees and costs of defense) by reason of any claim, cause of action or lawsuit asserted by any third party for any injury, damage or liability of any kind, arising out of any failure of Borrower or Lender to perform its obligations in this transaction and at Lender’s election, shall defend Lender therein at Borrower’s own expense by counsel selected by and satisfactory to Lender or shall pay the Lender’s cost and attorney’s fees if Lender chooses to defend itself in any such claim. Except where such claim, damage or liability is alleged to arise by reason of a failure to disburse or advance sums under the Agreement, the duty to indemnify, defend and pay costs and fees set forth in the preceding sentence shall be inapplicable to any third party claim, damage or liability arising out of Lender’s own gross negligence or willful misconduct. In any event, Borrower shall promptly notify Lender of any lawsuit based on any such claim.

7.23 This Agreement shall be interpreted under Nevada law. Jurisdiction and venue shall be appropriate in any state court within the City and County of Nye, State of Nevada, or the federal courts located in the State of Nevada, at Lender’s election. Borrower waives any right Borrower may have to assert the doctrine of forum non-conveniens or to object to such venue and hereby consents to any court-ordered relief.

7.24 TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

7.25 The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Agent and any Lender may from time-to-time request, and Borrower shall provide to such requesting party, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Agent or such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

7.26 CONSENT TO USE BORROWER INFORMATION ON OTHER ADVERTISING: Borrower hereby grants to Lender permission to use Borrower’s name and/or logo and financial details concerning this transaction, including the size of the transaction and the identities of other lenders involved in this transaction, in one or more tombstone advertisements to be placed in various types of advertising, including without limitation the internet, the financial press, and on posters to be created by Lender for display in the Lender’s offices. Borrower may rescind the permission granted herein upon reasonable prior written notice to Lender.

IN WITNESS WHEREOF, Borrower has executed and delivered this Loan Agreement as of the date first hereinabove written.

BORROWER:		MOUNTAIN FALLS, LLC,
a Nevada limited liability company
Address:	500 Pilot Road, Suite G
	Las Vegas, NV 89119	By:	William Lyon Homes, Inc.,
	Attn:		a California corporation
Fax No.:	(702) 263-8220	Its:	Manager

With a copy to:			By:
Name:
William Lyon Homes, Inc.			Title:
Attn: Colin Severn
Vice President and Chief Financial Officer			By:
4490 Von Karman Avenue			Name:
Newport Beach, CA 92660			Title:

Fax No.:	(949) 252-2518
MOUNTAIN FALLS GOLF COURSE, LLC, a Nevada limited liability company

		By:	WLH ENTERPRISES,
a California general partnership,
Managing Member

			By:	William Lyon Homes, Inc.,
a California corporation
			Its:	Managing General Partner

By:
Name:
Title:

By:
Name:
Title:

Accepted as of this      day of             ,         , at Lender’s place of business in the City of                     , State of California.

	LENDER:	BANK OF THE WEST, a California banking corporation

Address:
Bank of the West
Construction Loan Administration
	3000 Oak Road, Suite 400	By:
Walnut Creek, California 94597
	Fax No. (925) 933-6719	Its:
Attn: Beth Di Ramos

With a copy to:

Bank of the West
Real Estate Managed Asset Department
Las Vegas Office
2925 S. Rainbow Blvd.
Las Vegas, NV 89146
Fax No. (702) 382-9278
Attn:	Dan Graham
Vice President/Relationship Manager

CONSENT OF GUARANTOR

The undersigned, Guarantor of the two Existing Loans and the Restated $10,000,000 Loan referred to in the foregoing Loan Agreement, hereby consents thereto and acknowledges that its obligations and all guarantees referred to therein are and remain in full force and effect and effect and apply to the Loans as modified and consolidated pursuant to the foregoing Agreement.

Dated:	WILLIAM LYON HOMES, INC., a California corporation

By:
Name:
Title:

By:
Name:
Title: